Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

SRI/SURGICAL EXPRESS, INC. ANNOUNCES RESIGNATION OF

CHIEF FINANCIAL OFFICER

TAMPA, FL—February 8, 2005 — SRI/Surgical Express, Inc. (Nasdaq: STRC) announced today that Charles L. Pope resigned his position as Chief Financial Officer of the Company to pursue other opportunities, effective February 18, 2005. Mr. Pope’s duties and responsibilities will be assumed by other officers of the Company while the Company completes its search for a successor, which will begin immediately. “We appreciate the leadership and dedication that Charlie provided to our company,” said Christopher Carlton, the Company’s President and Chief Executive Officer. “We wish him the best of luck in his new endeavors.”

SRI/Surgical Express, Inc. (www.surgicalexpress.com) provides central processing and supply chain management services to hospitals and surgery centers across the United States. SRI/Surgical Express helps healthcare providers balance their need for quality, safety, efficiency and cost-effectiveness with a unique combination of high-quality reusable and disposable surgical products, outsourced instrument processing services and the industry’s most comprehensive case cart management system. The company operates from ten processing facilities, one disposable pack assembly facility and five service centers located throughout the United States.

FOR FURTHER INFORMATION:	Christopher Carlton
SRI/Surgical Express, Inc.
(813) 891-9550